Exhibit 99.1

Nektar Therapeutics Reports Financial Results for the First Quarter of 2017

SAN FRANCISCO, May 9, 2017 /PRNewswire/ — Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the first quarter ended March 31, 2017.

Cash and investments in marketable securities at March 31, 2017 were $362.0 million as compared to $389.1 million at December 31, 2016.

"I am very pleased with our continued success in advancing the Nektar pipeline, driven by our expanding research in immuno-oncology and immunology that continues to generate highly valuable new clinical candidates," said Howard W. Robin, President and Chief Executive Officer of Nektar. "In March, we announced overwhelmingly positive efficacy and safety results from our Phase 3 study of NKTR-181 in patients with chronic low back pain. Our Phase 1/2 study evaluating NKTR-214 as a combination regimen with Opdivo® in collaboration with Bristol-Myers Squibb is advancing and we look forward to reporting initial data from the first patients in this trial at ASCO. In Q1, we also initiated a first-in-human trial for NKTR-358, our proprietary Treg stimulator, which has the potential to become a first-in-class resolution therapeutic for a wide range of immune-mediated disorders. We plan to report the results from this trial at a medical meeting in the second half of 2017.”

Revenue for the first quarter of 2017 was $24.7 million as compared to $58.9 million in the first quarter of 2016. Revenue in the first quarter of 2016 was higher primarily because of the recognition of $28.0 million received from AstraZeneca for the sublicense of MOVENTIG® to Kirin in Europe. In addition, product sales were $4.8 million in the first quarter of 2017 as compared to $14.1 million in the first quarter of 2016.

Total operating costs and expenses for the first quarter of 2017 were $79.2 million as compared to $68.4 million in the first quarter of 2016. Total operating costs and expenses increased primarily as a result of higher research and development (R&D) expense in the first quarter of 2017.  R&D expense in the first quarter of 2017 was $61.1 million as compared to $49.3 million for the first quarter of 2016 and was higher in the first quarter of 2017 primarily due to expenses for our NKTR-214 and NKTR-358 programs.

General and administrative expense was $12.0 million in the first quarter of 2017 as compared to $10.2 million in the first quarter of 2016.

In the first quarter of 2017, net loss was $63.9 million, or $0.42 loss per share as compared to net loss of $19.5 million, or $0.14 loss per share in the first quarter of 2016.  The loss was higher year over year primarily because of the recognition of $28.0 million received from AstraZeneca for the sublicense of MOVENTIG® to Kirin in Europe in the first quarter of 2016.

The company also announced upcoming presentations at the following scientific congresses during the second quarter of 2017:

Oxford Global 2nd Annual Advances in Immuno-Oncology Congress, London, UK

Oral Presentation: "NKTR-255: Accessing The Immunotherapeutic Potential of IL-15"
Presenter: Jonathan Zalevsky, Ph.D.
Session: Pre-clinical Immuno-Oncology
Date and Time: May 15, 2017 – 2:20 p.m. - 2:50 p.m. BST

SMI 16th Annual Pain Therapeutics Conference, London, UK

Key Note Address: "NKTR-181: Separating Analgesia from Euphoria in a Novel Opioid Agonist for Chronic Pain"
Presenter: Stephen Doberstein, Ph.D.
Session: Opioid Addiction
Date and Time: May 23, 2017 – 9:50 a.m. - 10:30 a.m. BST

2017 American Society of Clinical Oncology (ASCO) Annual Meeting, Chicago, IL

Abstract 2545/Poster 37: “Effect of a novel IL-2 cytokine immune agonist (NKTR-214) on proliferating CD8+T cells and PD-1 expression on immune cells in the tumor microenvironment in patients with prior checkpoint therapy.” Bernatchez, C., et al.
Poster Session: Developmental Therapeutics—Clinical Pharmacology and Experimental Therapeutics
Date and Time: June 5, 2017 – 8:00 a.m. - 11:30 a.m. CDT
Location: Hall A

Abstract TPS1120/Poster 105a: “ATTAIN: Phase 3 study of etirinotecan pegol (EP) vs treatment of physician’s choice (TPC) in patients (pts) with metastatic breast cancer (MBC) who have stable brain metastases (BM) previously treated with an anthracycline, a taxane, and capecitabine (ATC).” Tripathy, D., et al.
Poster session: Breast Cancer – Metastatic
Date and Time: June 4, 2017 – 8:00 a.m. - 11:30 a.m. CDT
Location: Hall A

Abstract e14040: “A phase 1/2 study of a novel IL-2 cytokine, NKTR-214, and nivolumab in patients with select locally advanced or metastatic solid tumors.” Diab, A., et al.
Publication abstract to be included online in the 2017 ASCO Annual Meeting Proceedings, a Journal of Clinical Oncology supplement.

2017 International Conference on Opioids (ICOO 2017), Boston, MA

Poster 31: “NKTR-181 Produces Full CNS µ-Opioid Agonism With Significantly Lower Abuse Potential”: Odinecs, A., et al.
Poster session: Session 2
Date and Time: Monday, June 12, 2017 – 8:00 a.m. - 6:00 p.m. EDT

Inaugural Immuno-Oncology Targets Conference, Boston, MA

Oral Presentation: “NKTR-214 Plus NKTR-262, a Scientifically-Guided Rational Combination Approach for Immune Oncology”
Presenter: Jonathan Zalevsky, Ph.D.
Session: Rational Combination Immunotherapy
Date and Time: June 15, 2017 – 12:00 p.m. EDT

Nektar Analyst & Investor Event at the 2017 ASCO Annual Meeting, Chicago, IL

Nektar will host an analyst and investor event with clinical investigators during the 2017 American Society of Clinical Oncology (ASCO) Meeting in Chicago.  The program will include a presentation and discussion of updated clinical data for the company's CD122-biased agonist, NKTR-214.  Data from two studies of NKTR-214 will be reviewed at the event, including the Phase 1 dose-escalation study of NKTR-214 in combination with nivolumab in patients with melanoma, renal cell carcinoma and non-small cell lung cancer (PIVOT-02); and the Phase 1 study of monotherapy NKTR-214 in patients with advanced solid tumors (EXCEL).

Presenters will include Dr. Adi Diab, Assistant Professor, Melanoma Medical Oncology at the University of Texas MD Anderson Cancer Center, Dr. Nizar Tannir, Professor, Genitourinary Medical Oncology at the University of Texas MD Anderson Cancer Center and Dr. Michael Hurwitz, Assistant Professor of Medicine (Medical Oncology) at Yale Cancer Center.

Date and Time: June 3, 2017 – 6:00 p.m. CDT
Webcast Link: http://edge.media-server.com/m/p/guf8mqwk.

Conference Call to Discuss First Quarter 2017 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today, Tuesday, May 9, 2017.

This press release and a live audio-only webcast of the conference call can be accessed through a link that is posted on the home page and Investors section of the Nektar website: http://www.nektar.com. The web broadcast of the conference call will be available for replay through June 12, 2017.

To access the conference call, follow these instructions:

Dial: (877) 881-2183 (U.S.); (970) 315-0453 (international)
Passcode: 8518262 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investors page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics is a research-based biopharmaceutical company whose mission is to discover and develop innovative medicines to address the unmet medical needs of patients. Our R&D pipeline of new investigational medicines includes treatments for cancer, auto-immune disease and chronic pain. We leverage Nektar's proprietary and proven chemistry platform in the discovery and design of our new therapeutic candidates. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains uncertain or forward-looking statements which can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the potential therapeutic benefits of NKTR-181, the risks of opioid abuse resulting from pain medicines, future development plans for NKTR-181, the availability of data for NKTR-214 in combination with Opdivo, clinical development plans for our products (including NKTR-358), availability of future clinical results, the timing of planned regulatory filings, the potential of NKTR-214 in combination with other immunotherapy agents, and the potential of our research and development pipeline.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements and you should not rely on such statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) clinical study outcomes remain very unpredictable and it is possible that a clinical study could fail; (ii) the regulatory pathway to review and approve NKTR-181 for use in patients is subject to substantial uncertainty; (iii) regulations concerning access to opioid-based pharmaceuticals are strict and there is no guarantee which scheduling category will apply to NKTR-181 if regulatory approval is achieved; (iv) the CHMP and FDA have substantial discretion as to whether to grant marketing approval for pharmaceutical products; (v) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including negative safety and efficacy findings even after positive findings in previous preclinical and clinical studies; (vi) the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful; (vii) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (viii) certain other important risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 1, 2017. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement.

Contact:
For Investors:
Jennifer Ruddock of Nektar Therapeutics
415-482-5585

Jodi Sievers of Nektar Therapeutics
415-482-5593

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2017	December 31, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$23,480	$59,640
Short-term investments	335,043	329,462
Accounts receivable, net	1,565	15,678
Inventory	13,016	11,109
Other current assets	7,881	10,063
Total current assets	380,985	425,952

Long-term investments	3,493	-
Property, plant and equipment, net	66,642	65,601
Goodwill	76,501	76,501
Other assets	865	817
Total assets	$528,486	$568,871

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,951	$2,816
Accrued compensation	11,463	18,280
Accrued clinical trial expenses	7,443	7,958
Other accrued expenses	6,576	4,711
Interest payable	4,090	4,198
Capital lease obligations, current portion	2,909	2,908
Liability related to refundable upfront payment	12,500	12,500
Deferred revenue, current portion	24,192	14,352
Other current liabilities	2,391	4,499
Total current liabilities	78,515	72,222

Senior secured notes, net	243,900	243,464
Capital lease obligations, less current portion	1,609	2,223
Liability related to sale of future royalties, net	103,931	105,950
Deferred revenue, less current portion	51,666	51,887
Other long-term liabilities	4,116	5,000
Total liabilities	483,737	480,746

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock	15	15
Capital in excess of par value	2,131,698	2,111,483
Accumulated other comprehensive loss	(1,849)	(2,363)
Accumulated deficit	(2,085,115)	(2,021,010)
Total stockholders' equity	44,749	88,125
Total liabilities and stockholders' equity	$528,486	$568,871

(1) The consolidated balance sheet at December 31, 2016 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue:
Product sales	$4,756	$14,099
Royalty revenue	7,217	4,061
Non-cash royalty revenue related to sale of future royalties	6,663	6,535
License, collaboration and other revenue	6,092	34,187
Total revenue	24,728	58,882

Operating costs and expenses:
Cost of goods sold	6,131	8,870
Research and development	61,058	49,268
General and administrative	11,976	10,228
Total operating costs and expenses	79,165	68,366

Loss from operations	(54,437)	(9,484)

Non-operating income (expense):
Interest expense	(5,402)	(5,677)
Non-cash interest expense on liability related to sale of future royalties	(4,552)	(5,045)
Interest income and other income (expense), net	658	875
Total non-operating expense, net	(9,296)	(9,847)

Loss before provision for income taxes	(63,733)	(19,331)

Provision for income taxes	133	167
Net loss	$(63,866)	$(19,498)

Basic and diluted net loss per share	$(0.42)	$(0.14)

Weighted average shares outstanding used in computing basic and diluted net loss per share	153,666	135,793

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(63,866)	$(19,498)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash royalty revenue related to sale of future royalties	(6,663)	(6,535)
Non-cash interest expense on liability related to sale of future royalties	4,552	5,045
Stock-based compensation	8,184	6,363
Depreciation and amortization	4,033	3,715
Other non-cash transactions	(731)	(617)
Changes in operating assets and liabilities:
Accounts receivable, net	14,113	(19,730)
Inventory	(1,907)	96
Other assets	2,134	4,294
Accounts payable	4,117	(34)
Accrued compensation	(6,817)	4,046
Accrued clinical trial expenses	(515)	2,376
Other accrued expenses	1,798	2,176
Interest payable	(108)	(54)
Deferred revenue	9,619	(7,027)
Other liabilities	(2,509)	1,736
Net cash used in operating activities	(34,566)	(23,648)

Cash flows from investing activities:
Purchases of investments	(75,857)	(31,452)
Maturities of investments	58,053	69,377
Sales of investments	8,823	-
Purchases of property, plant and equipment	(4,089)	(1,679)
Net cash (used in) provided by investing activities	(13,070)	36,246

Cash flows from financing activities:
Payment of capital lease obligations	(613)	(1,723)
Proceeds from shares issued under equity compensation plans	11,792	6,096
Net cash provided by financing activities	11,179	4,373

Effect of exchange rates on cash and cash equivalents	297	8
Net (decrease) increase in cash and cash equivalents	(36,160)	16,979
Cash and cash equivalents at beginning of period	59,640	55,570
Cash and cash equivalents at end of period	$23,480	$72,549

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,067	$5,244